As filed with the Securities and Exchange Commission on July 28, 2003      Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

EPIMMUNE INC.

(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	33-0245076 (I.R.S. Employer Identification No.)

5820 Nancy Ridge Drive
San Diego, California 92121
(858) 860-2500
(Address of principal executive offices)

2000 STOCK PLAN, as amended
(Full title of the plans)

Dr. Emile Loria
President and Chief Executive Officer
Epimmune Inc.
5820 Nancy Ridge Drive
San Diego, California 92121
(858) 860-2500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
L. Kay Chandler, Esq.
COOLEY GODWARD LLP
4401 Eastgate Mall
San Diego, CA 92121-9109
(858) 550-6000

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to be	Offering	Aggregate	Amount of
to be Registered	Registered (1)	Price per Share (2)	Offering Price (2)	Registration Fee

Common Stock (par value $.01)	400,000 shares	$1.67	$668,000.00	$54.04

(1)	Includes 400,000 additional shares issuable pursuant to the Company’s 2000 Stock Plan, as amended (the “2000 Plan”). Pursuant to Rule 416(a) of the Securities Act of 1933 as amended (the “Act”), this registration statement shall also be deemed to cover an indeterminate number of additional shares of Common Stock issuable in the event the number of outstanding shares of the Company is increased by split-up, reclassification, stock dividend and the like.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h) of the Act on the basis of the average of the high and low sales prices of Registrant’s Common Stock on July 25, 2003, as reported on the Nasdaq National Market.

Item 3. Incorporation of Documents by Reference
Item 8. Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 5.1
EXHIBIT 23.1
EXHIBIT 99.1

Item 3. Incorporation of Documents by Reference

     Epimmune Inc. is hereby registering 400,000 additional shares of its Common Stock for issuance under its 2000 Plan. A registration statement on Form S-8 (Registration No. 333-87759), as filed with the Security and Exchange Commission on August 30, 2000, and a registration statement on Form S-8 (Registration No. 333-87266), as filed with the Security and Exchange Commission on April 30, 2002, relating to the same class of securities is currently effective and, in accordance with General Instruction E to Form S-8, the contents of that registration statement are incorporated herein by reference.

Item 8. Exhibits

Exhibit
Number	Description of Document

5.1	Opinion of Cooley Godward LLP

23.1	Consent of Ernst & Young, LLP

23.2	Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement

24.1	Power of Attorney is contained on the signature pages.

99.1	2000 Stock Plan, as amended.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on July 28, 2002.

EPIMMUNE INC.

By:	/S/ Emile Loria, M.D.

Emile Loria, M.D. President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Emile Loria, M.D. and Robert De Vaere, his true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

DATE	SIGNATURE	TITLE

July 28, 2003	/S/ Emile Loria, M.D. Emile Loria, M.D.	President (Principal Executive Officer), Chief Executive Officer and Director

July 28, 2003	/S/ Robert De Vaere Robert De Vaere	Vice President, Finance and Administration, and Chief Financial Officer (Principal Financial Officer)

July 28, 2003	/S/ William T. Comer, Ph.D.	Director

William T. Comer, Ph.D.

July 28, 2003		Director

Howard E. Greene, Jr.

July 28, 2003	/S/ Michael G. Grey	Director

Michael G. Grey

July 28, 2003		Director

Georges Hibon

July 28, 2003	/S/ John P. McKearn, Ph.D.	Director

John P. McKearn, Ph.D.

July 28, 2003	/S/ Michael J. Ross, Ph.D.	Director

Michael J. Ross, Ph.D.

EXHIBIT INDEX

Exhibit
Number	Description of Document

5.1	Opinion of Cooley Godward LLP

23.1	Consent of Ernst & Young, LLP

23.2	Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement

24.1	Power of Attorney is contained on the signature pages.

99.1	2000 Stock Plan, as amended